EXHIBIT 11

                         EARNINGS PER SHARE COMPUTATIONS
                      (In Thousands Except Per Share Data)


                                                                                                 Three Months
                                                                                               Ended June 30,
                                                                                             2002            2001
                                                                                          ----------      ---------
EARNINGS PER COMMON AND DILUTIVE
  POTENTIAL COMMON SHARE:
  Net Income                                                                              $   4,337       $   8,713
                                                                                          =========       =========
  Shares:
  Weighted average number of common
      shares outstanding - Basic                                                             21,255          26,807
                                                                                          =========       =========

EARNINGS PER SHARE - BASIC                                                                $     0.20      $    0.33
                                                                                          ==========      =========
  Shares:
  Weighted average number of common
        shares outstanding - Basic                                                           21,255          26,807
  Effect of dilutive securities (a):
      Stock options                                                                             214              62
                                                                                          ---------       ---------
  Adjusted weighted average common shares - Diluted                                          21,469          26,869
                                                                                          =========       =========

EARNINGS PER SHARE - DILUTED                                                              $    0.20       $    0.32
                                                                                          =========       =========



                                                                                                  Six Months
                                                                                               Ended June 30,
                                                                                             2002            2001
                                                                                          ----------      ---------
EARNINGS PER COMMON AND DILUTIVE
  POTENTIAL COMMON SHARE:
  Net Income                                                                              $   9,488       $  17,338
                                                                                          =========       =========
  Shares:
  Weighted average number of common
      shares outstanding - Basic                                                             21,241          26,816
                                                                                          =========       =========

EARNINGS PER SHARE - BASIC                                                                $    0.45       $    0.65
                                                                                          =========       =========
  Shares:
  Weighted average number of common
        shares outstanding - Basic                                                           21,241          26,816
  Effect of dilutive securities (a):
      Stock options                                                                             167              60
                                                                                          ---------       ---------
  Adjusted weighted average common shares - Diluted                                          21,408          26,876
                                                                                          =========       =========

EARNINGS PER SHARE - DILUTED                                                              $    0.44       $    0.65
                                                                                          =========       =========

(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive potential shares.
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